Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our report dated March 19, 2026, relating to the financial statements of Chicago Atlantic BDC, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/ BDO USA, P.C.
New York, New York

July 30, 2026